Exhibit 99.1

ProtoKinetix’ AAGP™ has been Published in the Journal of Tissue Engineering and Regenerative Medicine

St. Marys, West Virginia, June 7, 2016
ProtoKinetix, Incorporated (OTCQB:PKTX) (the "Company" or "ProtoKinetix") (www.protokinetix.com) is pleased to announce that a paper submitted by Dr. Kevin Gregory-Evans on ProtoKinetix’ AAGP™ has been published in the Journal of Tissue Engineering and Regenerative Medicine and is available online at:
Anti-ageing glycoprotein promotes long-term survival of transplanted neurosensory precursor cells

AAGP™, an antifreeze glycopeptide, has been demonstrated to significantly improve the viable yield of stem cells transplanted in retinal tissue at the University of British Columbia under the guidance of Dr. Kevin Gregory-Evans.
ProtoKinetix has entered into a research agreement with the University of British Columbia to research neuronal cell transplantation as an extension of the studies recently published by Dr. Gregory-Evans in the Journal of Tissue Engineering and Regenerative Medicine.
Regarding the new studies, IN VIVO STUDIES TO DETERMINE THE POTENTIAL OF ANTI-AGING GLYCOPROTEIN (AAGP™) IN ENHANCING THE LONGTERM SURVIVAL OF NEURAL STEM CELLS, Dr. Gregory-Evans explains: “My research team at the University of British Columbia is very excited to move on to the next stage of our studies with ProtoKinetix’ compound AAGP™. We have shown that it is useful, in a simple model system, at promoting stem cell survival in tissue transplantation experiments. The next stage is now to move into animal model systems. This is for three reasons, first because it will give us a better quantitative understanding of AAGPs™ effectiveness, that is not only will it show us if AAGP™ works but also how well in might work in humans. Second, it will show us if there are any toxicity concerns in our target tissue (the central nervous system) and third as a regulatory requirement before undertaking human studies. Our major interest is blinding eye disease and stroke. We will study AAGP™ in models of both these common central nervous system ailments with the hope that, all going well, we can move on to early clinical studies in human sufferers within the next five years. Tissue transplantation promises to revolutionize the medicine of tomorrow and we think AAGP™ will be an important part of this revolution.”
ProtoKinetix is also pleased to report that it has received the assignment of the patents for the use of AAGP™ in retinal cell transplantation.
Journal of Tissue Engineering and Regenerative Medicine is a multidisciplinary journal that publishes research and reviews on the development of therapeutic approaches which combine stem/progenitor cells with biomaterials and scaffolds, and growth factors and other bioactive agents. The journal focuses on the development of biological functional substitutes that restore, maintain, or improve tissue or organ function. The publication carries an Impact Factor of 5.199.
ProtoKinetix, Incorporated is a molecular biotechnology company that has developed and patented a family of hyper stable, potent glycopeptides (AAGP™) that enhance both engraftment and protection of transplanted cells used in regenerative medicine. Due to the results achieved over the last four years of testing the company is now preparing a submission to enter into a Phase 1/2 human clinical trial at the University of Alberta. Additional studies will be expanded to include whole organ transplantation and other cell therapies used in regenerative medicine.
Cautionary Note Regarding Forward-Looking Statements
The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. These forward looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases.  Although we believe that the expectations reflected in these forward looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance.  Among these risks are those set forth in a Form 10-K filed on March 30, 2016. It is important that each person reviewing this release understand the significant risks attendant to the operations of ProtoKinetix. ProtoKinetix disclaims any obligation to update any forward-looking statement made herein.

For further information, please contact:

Clarence E. Smith
President and Chief Executive Officer

Telephone:            304-299-5070
Email:                          csmith@protokinetix.com
Twitter:                      @ProtoKinetix